EXHIBIT 32.2

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Prescient Applied Intelligence, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Daniel W. Rumsey, principal financial officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel W. Rumsey
Daniel W. Rumsey Interim Chief Financial Officer March 12, 2008

This certification is made solely for purposes of 18 U.S.C. § 1350, subject to the knowledge standard set forth therein, and not for any other purpose.  It is not being filed as part of this Report or as a separate disclosure document.